Exhibit 99.1

Independent Auditor’s Report

To the Board of Directors and Stockholders

SentreHEART, Inc.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of SentreHEART, Inc. (the Company) and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, the related consolidated statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SentreHEART, Inc. and its subsidiary as of December 31, 2018 and 2017, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that SentreHEART, Inc. and its subsidiary will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ RSM US LLP

San Francisco, California

June 25, 2019

SentreHEART, Inc.

Consolidated Balance Sheets

December 31, 2018 and 2017

	2018	2017
Assets
Current assets:
Cash and cash equivalents	$4,015,234	$9,340,374
Accounts receivable	231,071	547,728
Inventory	647,080	1,429,598
Prepaid expenses and other current assets	98,915	222,606

Total current assets	4,992,300	11,540,306

Property and equipment, net	195,078	326,294
Patents, net	180,274	218,904
Security deposits and other assets	255,159	95,352

Total assets	$5,622,811	$12,180,856

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit

Current liabilities:
Bank overdraft	$499,471	$—
Accounts payable	1,219,875	1,258,461
Accrued expenses and other liabilities	2,172,301	1,527,131
Convertible note embedded derivative liability	2,564,441	—
Notes payable, current, net of unamortized debt discount and issuance costs	13,514,215	1,658,948

Total current liabilities	19,970,303	4,444,540

Deferred rent	61,306	62,455
Preferred stock warrant liability	263,945	391,350
Notes payable, net of current portion, unamortized debt discount and issuance costs	5,925,083	8,395,433

Total liabilities	26,220,637	13,293,778

Commitments (Note 5)

Convertible preferred stock:
Convertible Series A preferred stock, $0.0001 par value	1,957,963	1,957,963
Convertible Series B preferred stock, $0.0001 par value	22,407,635	22,407,634
Convertible Series C preferred stock, $0.0001 par value	55,956,779	55,956,774
Convertible Series D preferred stock, $0.0001 par value	25,690,921	25,690,927

Total convertible preferred stock	106,013,298	106,013,298

Stockholders’ deficit:
Common stock, $0.0001 par value, 75,000,000 shares authorized at December 31, 2018 and 2017; 2,549,526 and 2,429,034 shares issued and outstanding at December 31, 2018 and 2017, respectively	254	243
Additional paid-in capital	2,483,414	2,230,784
Accumulated deficit	(129,094,792)	(109,357,247)

Total stockholders’ deficit	(126,611,124)	(107,126,220)

Total liabilities, convertible preferred stock and stockholders’ deficit	$5,622,811	$12,180,856

See notes to consolidated financial statements.

SentreHEART, Inc.

Consolidated Statements of Operations

Years Ended December 31, 2018 and 2017

	2018	2017
Net sales	$4,094,770	$4,389,194

Cost of sales	2,772,985	1,966,915

Gross profit	1,321,785	2,422,279

Operating expenses:
Research and development	8,213,721	7,710,010
Selling, general and administrative expenses	10,600,287	9,112,397

Loss from operations	(17,492,223)	(14,400,128)

Interest and other income	(176,100)	(194,083)
Interest and other expenses	2,417,892	1,456,027

Loss before income tax provision	(19,734,015)	(15,662,072)

Income tax provision	3,530	3,282

Net loss	$(19,737,545)	$(15,665,354)

See notes to consolidated financial statements.

SentreHEART, Inc.

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit

Years Ended December 31, 2018 and 2017

	Convertible				Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2016	49,126,220	$106,013,298	2,405,884	$241	$1,936,783	$(93,691,893)	$(91,754,869)
Exercise of stock options at $.16 to $.61 per share	—	—	23,150	2	10,120	—	10,122
Employee stock-based compensation	—	—	—	—	226,980	—	226,980
Nonemployee stock-based compensation	—	—	—	—	56,901	—	56,901
Net loss	—	—	—	—	—	(15,665,354)	(15,665,354)

Balance, December 31, 2017	49,126,220	106,013,298	2,429,034	243	2,230,784	(109,357,247)	(107,126,220)
Exercise of stock options at $.16 to $.61 per share	—	—	120,492	11	49,014	—	49,025
Employee stock-based compensation	—	—	—	—	130,113	—	130,113
Nonemployee stock-based compensation	—	—	—	—	73,503	—	73,503
Net loss	—	—	—	—	—	(19,737,545)	(19,737,545)

Balance, December 31, 2018	49,126,220	$106,013,298	2,549,526	$254	$2,483,414	$(129,094,792)	$(126,611,124)

See notes to consolidated financial statements.

SentreHEART, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities:
Net loss	$(19,737,545)	$(15,665,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	170,955	184,236
Employee stock-based compensation	130,113	226,980
Nonemployee stock-based compensation	73,503	56,901
Accretion of discount on notes payable	123,843	171,247
Noncash interest expense on convertible notes payable	502,754	—
Accrued final fee on notes payable	191,325	240,000
Change in preferred stock warrant and embedded derivative fair value	542,606	(112,811)
Gain on expiration of preferred stock warrant	—	(12,317)
Deferred rent	(1,149)	19,491
Change in assets and liabilities:
Accounts receivable	316,657	(50,265)
Inventory	782,518	38,138
Prepaid expenses and current other assets	123,691	37,782
Security deposits and other assets	(159,807)	—
Bank overdraft obligation	499,471	—
Accounts payable	(38,586)	706,800
Accrued expenses and other liabilities	645,170	(769,779)

Net cash used in operating activities	(15,834,481)	(14,928,951)

Cash flows from investing activities:
Purchase of property and equipment	(1,109)	(58,440)

Net cash used in investing activities	(1,109)	(58,440)

Cash flows from financing activities:
Proceeds from exercise of stock options	49,025	10,122
Proceeds from convertible notes payable	10,461,425	—
Proceeds from note payable	—	2,500,000

Net cash provided by financing activities	10,510,450	2,510,122

Decrease in cash and cash equivalents	(5,325,140)	(12,477,269)

Cash and cash equivalents, beginning of year	9,340,374	21,817,643

Cash and cash equivalents, end of year	$4,015,234	$9,340,374

Supplemental disclosures of cash flow information:
Interest paid	$1,107,093	$1,169,343

Taxes paid	$—	$3,435

Supplemental noncash financing information:
Grant of warrants attached to note payable	$—	$47,632

See notes to consolidated financial statements.

SentreHEART, Inc.

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of business and basis of presentation: SentreHEART, Inc. (the Company) was incorporated on May 18, 2005, in the state of Delaware to research and develop products that will treat unmet medical needs. The accompanying consolidated financial statements present the Company’s results from operations for the years ended December 31, 2018 and 2017. Our consolidated financial statements include the accounts of SentreHEART, Inc. and its wholly owned subsidiary, SentreHEART Germany Gmbh. All intercompany balances and transactions have been eliminated in consolidation. In 2018, SentreHEART Germany Gmbh was dissolved.

Reclassification: Certain reclassifications have been made to the 2017 financial statements to conform to the classifications used in the current year. These reclassifications had no impact on net loss, stockholders’ equity or cash flows as previously reported.

Liquidity and management plans: The Company continues to experience liquidity constraints due to the fact that it is not yet generating positive cash flows from operations, which, unless the Company is able to raise additional financing, raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date the Company’s financial statements were available to be issued. The Company has commenced limited commercialization of its LARIAT Suture Delivery Device; however, additional funding may be required to finance operations until profitability is reached. The Company has commenced the AMAZE clinical study, which aims to determine if the combination of two nonsurgical treatments, pulmonary vein isolation (PVI) and closure of the left atrial appendage utilizing the LARIAT procedures, may treat atrial fibrillation more effectively than PVI alone. The AMAZE study is the primary use of funds for the Company. Management obtained additional financing in 2019 in the form of the convertible bridge notes payable (see Note 13). However, given the Company’s current cash position and its reliance on future additional financing which is not yet secured, the Company will continue to analyze its cash position each quarter to determine its ability to continue as a going concern.

A summary of the Company’s significant accounting policies is as follows:

Use of estimates: The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the allowance for sales returns and replacements, valuation of the warrants to purchase convertible preferred stock, and stock-based compensation. Actual results could differ from those estimates.

Revenue recognition: The Company sells single-use medical device products to end-users in the United States of America via direct sales. The Company recognizes revenues in accordance with Accounting Standards Codification (ASC) 605, Revenue Recognition, when persuasive evidence of an arrangement exists, title has transferred, the price is fixed or determinable, and collectibility is reasonably assured.

Revenue reserve: The Company offers a replacement program for its manufactured products that have expired at no additional charge. The reserve is accounted for in accordance with the U.S. GAAP guidance for revenue recognition and is based on actual replacements. The replacement reserve is recorded at full sales value. As of December 31, 2018 and 2017, the Company recorded a replacement reserve to accrued expenses and other liabilities for the amounts of $607,000 and $665,022, respectively.

Cost of sales: Cost of sales includes manufacturing labor, raw materials and components, overhead and freight-in.

SentreHEART, Inc.

Notes to Consolidated Financial Statements

Website development costs: The Company accounts for website development costs in accordance with ASC 350-50, Website Development Costs, wherein website development costs are segregated into three activities:

(1)	Initial stage (planning), whereby the related costs are expensed.

(2)

Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

(3)

Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as accrued. Upgrades are usually expensed, unless they add additional functionality.

The Company has $169,217 of capitalized website development costs recorded to property and equipment for each of the years ended December 31, 2018 and 2017.

Risks and uncertainties: The Company is subject to all of the risks inherent in an early-stage company and subject to U.S. Food and Drug Administration approval. These risks include, but are not limited to, limited management resources, intense competition, dependence upon consumer and regulatory acceptance of the product in development and the changing nature of the medical device industry. The Company’s operating results may be materially affected by the foregoing factors.

Concentration of credit risk and other risks and uncertainties: Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are deposited in demand and money market accounts at one financial institution. At times, such deposits may be in excess of insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents.

Cash and cash equivalents: The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents.

Accounts receivable: Accounts receivable are carried at invoiced amounts less an allowance for doubtful accounts and do not bear interest. The Company provides an allowance for doubtful accounts based upon past loss experience, known and inherent risks in the accounts, adverse situations that may affect a customer’s ability to repay, and current economic conditions. The Company writes off accounts receivable against the allowance when a balance is determined to be uncollectible. The Company did not require an allowance for doubtful accounts at December 31, 2018 or 2017.

Fair value of financial instruments: Carrying amounts of certain Company financial instruments, including cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate fair value due to short maturities.

Inventory: Inventory is stated at the lower of cost and net realizable value and consists of raw materials, work in progress and finished goods. Cost is determined using standard costs, which approximate actual costs on a first-in, first-out basis. Net realizable value is defined as estimated selling price in the ordinary course of business less reasonably predictable costs of completion, disposal and transportation. Write-offs for excess and obsolete inventory are made based on the Company’s analysis of inventory levels and future sales forecasts.

Deferred financing costs: Deferred financing costs are amortized using the effective interest method over the term of debt. Amortization of debt costs is included as a component of interest expense. Unamortized costs are shown as a reduction of notes payable on the consolidated balance sheets.

SentreHEART, Inc.

Notes to Consolidated Financial Statements

Property and equipment: Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over their estimated useful lives of one to five years. Upon retirement or sale, the cost and related accumulated depreciation are removed from the consolidated balance sheets and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred. Leasehold improvements are amortized over the shorter of the estimated useful life of the assets or the lease term.

Patents: The Company incurs certain legal and related costs in connection with patent application and costs to acquire patents. The Company capitalizes such costs to be amortized over the expected life of the patent to the extent that an economic benefit is anticipated from the resulting patent or alternative future use is available to the Company. Costs incurred to maintain patents are expensed as incurred. Amortization is computed using the straight-line method over the estimated useful lives of the assets. The Company performs an assessment of impairment when conditions exist indicating a potential impairment.

Impairment of long-lived assets: Long-lived assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Determining the extent of the impairment, if any, typically requires various estimates and assumptions, including cash flows directly attributable to the asset, the useful life of the asset and residual value, if any. When necessary, internal cash flow estimates, quoted market prices and appraisals are used as appropriate to determine fair value. The Company determined no impairment of long-lived assets existed as of December 31, 2018 or 2017.

Income taxes: The Company accounts for income taxes using the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets when management estimates, based on available objective evidence, that it is more likely than not that the benefit will not be realized for the deferred tax assets.

The Company accounts for uncertain tax positions in accordance with ASC 740-10, Accounting for Uncertainty in Income Taxes. The Company assesses all material positions taken in any income tax return, including all significant uncertain positions, in all tax years that are still subject to assessment or challenge by relevant taxing authorities. Assessing an uncertain tax position begins with the initial determination of the position’s sustainability and is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. As of each balance sheet date, unresolved uncertain tax positions must be reassessed, and the Company will determine whether (i) the factors underlying the sustainability assertion have changed, and (ii) the amount of the recognized tax benefit is still appropriate. The recognition and measurement of tax benefits require significant judgment. Judgments concerning the recognition and measurement of a tax benefit might change as new information becomes available.

Research and development: Research and development costs are charged to operations as incurred. Research and development costs include, but are not limited to, payroll and personnel expenses, laboratory supplies, consulting costs, and other overhead and expenses.

Stock-based compensation: The Company accounts for stock-based employee compensation arrangements in accordance with ASC 718, Compensation—Stock Compensation. The Company records stock-based compensation expense based on the estimated fair value of the equity instrument using the Black-Scholes option pricing model and charges the expense to operations on the straight-line basis over the requisite service period of the award.

The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of ASC 505-50, Equity-Based Payments to Nonemployees. Under ASC 505-50, the fair value of an equity

SentreHEART, Inc.

Notes to Consolidated Financial Statements

instrument is calculated using the Black-Scholes valuation model each reporting period. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instruments vest.

Convertible preferred stock warrants: Freestanding warrants and other similar instruments related to shares are accounted for in accordance with ASC 480, Distinguishing Liabilities From Equity. The freestanding warrants that are related to the Company’s notes payable and convertible preferred stock are classified as liabilities on the consolidated balance sheets. The warrants are subject to remeasurement at each consolidated balance sheet date and any change in fair value is recognized as a component of interest and other income or interest and other expense. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants or the completion of a liquidation event, including the completion of an initial public offering, at which time, all preferred stock warrants will be converted into warrants to purchase common stock and, accordingly, the liability will be reclassified to equity.

Convertible note embedded derivative liability: The Company evaluates embedded conversion features within convertible debt under ASC 815, Derivatives and Hedging. Embedded derivatives that are required to be bifurcated from the underlying debt instrument (i.e. host) are accounted for and valued as a separate financial instrument. The embedded derivative liability is subject to remeasurement at each consolidated balance sheet date, and any change in fair value is recognized as a component of interest and other income or interest and other expense. The Company will continue to adjust the liability for changes in fair value until the earlier of the conversion or maturity of the notes.

Recent accounting pronouncements: In August 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements for fair value measurements by removing, modifying or adding certain disclosures. ASU 2018-13 is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. An entity is permitted to early adopt any removed or modified disclosures and delay adoption of the additional disclosures until their effective date. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of ASC Topic 718 to include share-based payments granted to nonemployees in exchange for goods or services used or consumed in an entity’s own operations and supersedes the guidance in ASC 505-50. The amendments in ASU 2018-07 are effective for the Company beginning on January 1, 2020. Early adoption is permitted but not prior to adopting ASC 606, Revenue from Contracts with Customers. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition on the income statement.

The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases exiting at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the impact of this new guidance.

SentreHEART, Inc.

Notes to Consolidated Financial Statements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), requiring an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The updated standard will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective and permits the use of either a full retrospective or retrospective with cumulative effect transition method. In August 2015, the FASB issued ASU 2015-14, which defers the effective date of ASU 2014-09 one year, making it effective for annual reporting periods beginning after December 15, 2018. The Company has not yet selected a transition method and is currently evaluating the effect that the standard will have on the consolidated financial statements.

Note 2. Fair Value Measurements

Assets and liabilities recorded at fair value in the consolidated financial statements are categorized based upon the level of judgment associated with the inputs used to measure their fair value. Hierarchical levels that are directly related to the amount of subjectivity associated with the inputs to the valuation of these assets or liabilities are as follows:

Level 1:	Observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2:

Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following tables set forth the Company’s financial instruments that were measured at fair value on a recurring basis as of December 31, 2018 and 2017, by level within the fair value hierarchy. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and considers factors specific to the asset or liability.

The Company’s fair value hierarchy for its financial assets and financial liabilities that are carried at fair value was as follows:

	Assets at Fair Value as of December 31, 2018
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$3,811,525	$—	$—	$3,811,525

Liabilities:
Convertible note embedded derivative liability	$—	$—	$2,564,441	$2,564,441
Preferred stock warrant liability	—	—	263,945	263,945

Total	$—	$—	$2,828,386	$2,828,386

SentreHEART, Inc.

Notes to Consolidated Financial Statements

	Assets at Fair Value as of December 31, 2017
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$8,999,865	$—	$—	$8,999,865

Liabilities:
Preferred stock warrant liability	$—	$—	$391,350	$391,350

The Company used a Black-Scholes option pricing model to value the preferred stock warrant liability. Significant unobservable inputs used in measuring the fair value of the warrant liability include the Company’s Series D preferred stock price and an estimate of the Company’s stock volatility using the volatilities of guideline peer companies.

The market-based assumptions and estimates used in valuing the warrant liability as of December 31 are as follows:

	Series D
	2018	2017
Expected term (in years)	2.34 to 8.23	3.34 to 9.23
Expected volatility	37.84% to 49.18%	37.44% to 51.73%
Expected dividends	0.00%	0.00%
Risk-free interest rate	2.44% to 2.63%	2.02% to 2.41%

The change in the fair value of the preferred stock warrant liability is summarized below:

Fair Value at December 31, 2016	$468,846
Issuance of 65,456 Series D preferred stock warrants (Note 7)	47,632
Expiration of 29,594 Series B and 90,634 Series C preferred stock warrants (Note 7)	(12,317)
Decrease in the fair value recorded in interest and other income	(112,811)

Fair value at December 31, 2017	391,350
Decrease in the fair value recorded in interest and other income	(127,405)

Fair value December 31, 2018	$263,945

The Company used a probability-weighted discounted cash flow approach to value the embedded derivatives associated with a future financing and the premium upon change in control features of the convertible notes. Significant unobservable inputs used in measuring the fair value of these financial instruments included the probabilities of a future financing and change in control event, the Company’s Series D preferred stock price, an estimate of the timing of a financing or change in control event, a present value discount rate based on the Company’s creditworthiness and risk-free interest, and an estimate of the Company’s stock volatility using the volatilities of guideline peer companies.

SentreHEART, Inc.

Notes to Consolidated Financial Statements

The market-based assumptions and estimates used in valuing the convertible note embedded derivative liability as of December 31, 2018, are as follows:

Expected term (in years)	0.60
Series D preferred stock price (per share)	$1.1458
Expected volatility	46.88%
Probability of change in control	50.00%
Probability of change in control	40.00%
Credit adjusted interest rate	15.82%
Risk-free interest rate	2.51%

The change in the fair value of the convertible note embedded derivative liability is summarized below:

Fair value at December 31, 2017	$—
Issuance of convertible notes payable	1,894,430
Increase in the fair value recorded in interest and other expense	670,011

Fair value December 31, 2018	$2,564,441

Note 3. Balance Sheet Components

Property and equipment, net: Property and equipment, net, consist of the following as of December 31:

	2018	2017
Computer software and equipment	$378,251	$378,252
Furniture and fixtures	628,929	627,819
Laboratory and equipment	425,919	425,919
Capitalized software development costs - website	169,217	169,217

	1,602,316	1,601,207
Less accumulated depreciation and amortization	(1,407,238)	(1,274,913)

	$195,078	$326,294

Depreciation expense for the years ended December 31, 2018 and 2017, was $132,325 and $145,606 respectively.

Inventory: Inventory consists of the following at December 31:

	2018	2017
Raw materials	$267,745	$725,079
Work in progress	54,065	63,750
Finished goods	325,270	640,769

	$647,080	$1,429,598

Note 4. Patents

On June 20, 2011, the Company purchased patents for $470,000. The patents are amortized over their remaining useful life, which is estimated to be 12 years. Amortization expense was $38,630 for each of

SentreHEART, Inc.

Notes to Consolidated Financial Statements

the years ended December 31, 2018 and 2017. The estimated amortization expense related to the acquired intangible assets for each of the next five years and thereafter is summarized as follows:

Years ending December 31:
2019	$38,630
2020	38,630
2021	38,630
2022	38,630
2023	25,754

$180,274

Note 5. Commitments

Operating leases: In November 2010, the Company entered into an agreement for office facilities in Redwood City, California, under an operating lease which has been extended from its initial term to December 14, 2020. Rent expense for the years ended December 31, 2018 and 2017, was approximately $766,000 and $761,000, respectively.

Approximate future minimum lease payments under this noncancelable operating lease are as follows:

Years ending December 31:
2019	$730,000
2020	687,000

$1,417,000

Research agreements: The Company has agreements with various entities to provide research and development services for specified periods of times. The total expenses incurred under these research and development services agreements were approximately $309,000 and $309,000 for the years ended December 31, 2018 and 2017, respectively. Several agreements are on an annual basis and may be renewed at the end of their terms. The total due under the agreements exceeding one year approximates $265,000 as of December 31, 2018.

Management carveout plan: The Company has adopted a management incentive plan (Management Carveout Plan) to reinforce and encourage the continued attention and dedication of the employees and other service providers to their assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control (meaning a liquidation event). In connection with the consummation of a change in control, the Company shall establish a bonus pool from transaction proceeds. To be eligible to receive a bonus, as defined, under this Plan, a Covered Participant must (i) sign a Participation Notice; (ii) be employed by the Company on the date of consummation of a Change in Control; and (iii) deliver a fully effective release of claims in favor of the Company and its affiliates in a form provided by the Company and sign such other documents as may be required by the Company, including without limitation, an agreement to keep information regarding the Change in Control and the Company confidential following the Change in Control, an agreement to appoint a representative to act on his or her behalf following the Change in Control with respect to matters relating to the Change in Control, an acknowledgment of the holdback or escrow of the Holdback Proceeds and Earn-Out Proceeds, and an agreement to any indemnification or other obligations required of recipients of proceeds pursuant to the Change in Control. The Management Carveout Plan provides for payments to participants in the plan, which is subordinated to the liquidation preferences of the Preferred Stock Series D securities but senior to the liquidation preference payments of the Preferred Stock Series A through C securities.

SentreHEART, Inc.

Notes to Consolidated Financial Statements

Note 6. Debt

In November 2016, the Company entered into a secured term loan agreement with a finance company totaling $10 million. The term loan consists of Term A and Term B totaling $7,500,000 and $2,500,000, respectively. The term loan is secured by a lien on all of the Company’s assets, excluding intellectual property but including right of payment with respect to any such intellectual property and all proceeds from the disposition of any such intellectual property. The term loan contains certain additional nonfinancial covenants. In connection with the term loan agreement, the Company’s cash and investment accounts are subject to account control agreements with the finance company that give the finance company the right to assume control of the accounts in the event of a loan default. Loan defaults are defined in the loan agreement and include, among others, the finance company’s determination that there is a material adverse change in the Company’s operations.

In March 2017, Term B loan was issued with detachable warrants for the purchase of 65,456 shares of Series D preferred stock (see Note 7). The fair value of the detachable warrants created an original issue discount of $47,632.

Interest on the balance of the term loans outstanding is at a floating per annum rate equal to the LIBOR in effect from time to time plus 8.85%. This rate was 11.35% at December 31, 2018. The terms of the loan were amended as of August 21, 2018, such that the balance of the outstanding term loans is interest-only through April 30, 2019, with two additional options for extension to September 1, 2019, assuming extension specified conditions are met. The term loan is repayable in equal monthly payments of principal of $500,000 over 20 months. The term loan as amended contains a final fee equal to 6% of the principal borrowed, or $600,000, payable at the maturity date of the notes. This final fee is being accrued over the term of the debt. The accrued final fee included in long-term debt at December 31, 2018 and 2017, was $447,481 and $240,000, respectively.

Debt consists of the following for the years ended December 31:

	2018	2017
Term A note payable	$7,500,000	$7,500,000
Term B note payable	2,500,000	2,500,000
Accrued final fee payable	431,325	240,000
2018 convertible notes payable and accrued interest	10,612,725	—

Total notes payable	21,044,050	10,240,000
Less: unamortized debt discount and issuance cost	(1,604,752)	(185,619)

Notes payable, net of unamortized debt discount and issuance cost	$19,439,298	$10,054,381

Notes payable, current portion, net of unamortized debt discount and issuance cost	$13,514,215	$1,658,948

Notes payable, net of current portion, unamortized debt discount and issuance cost	$5,925,083	$8,395,433

Interest expense, which includes amortization of debt issuance costs and accretion of debt discount, was approximately $1,394,000 and $1,384,000 for the years ended December 31, 2018 and 2017, respectively.

SentreHEART, Inc.

Notes to Consolidated Financial Statements

Future principal payments under Term A and Term B notes payable are as follows:

Year ending December 31:
2019	$4,500,000
2020	5,500,000

$10,000,000

In August 2018, the Company entered into a bridge loan financing, in which the Company issued notes (2018 Convertible Notes) pursuant to the Note Purchase Agreement dated August 21, 2018, by and among the Company and the parties named therein to existing investors for an aggregate principal amount of approximately $5 million. In September and November 2018, the Company issued additional notes pursuant to the Note Purchase agreement for an aggregate principal amount of approximately $5.5 million. The 2018 Convertible Notes accrue interest at a rate of 6 percent per annum and mature on August 21, 2019, or on demand, if the Company is not in compliance with certain covenants as described in the agreement. The notes have an effective interest rate of approximately 31.7%. The 2018 Convertible Notes are convertible into shares of Series D preferred stock at a price of $1.1458 per share upon maturity or a Corporate Transaction, as defined in the agreement. In the event of a Corporate Transaction, the note holders have the right to receive one-and-one-half (1.5) times the outstanding principal on the note plus the outstanding unpaid accrued interest. If the Company completes a subsequent equity financing prior to the maturity date, the 2018 Convertible Notes automatically convert into shares at 80% of the price paid per share in such subsequent equity financing. The Company evaluated the terms and features of the convertible notes and identified embedded derivatives (right to receive one-and-one-half times the outstanding principal on the note plus the outstanding unpaid accrued interest and automatic conversion at 80% of the price paid per share in a subsequent equity financing) requiring bifurcation and separate accounting. The notes and accrued interest are classified as current notes payable on the accompanying consolidated balance sheet.

The aggregate principal received from the issuance of the 2018 Convertible Notes was initially allocated between the notes and the convertible note embedded derivative liability (see Note 2). The value of the 2018 Convertible Notes was determined using the residual method of accounting whereby, first, a portion of the proceeds from the issuance of the notes is allocated to derivatives embedded in the convertible notes, and the proceeds so allocated are accounted for as a convertible note embedded derivative liability, and second, the remainder of the proceeds from the issuance of the 2018 Convertible Notes is allocated to the convertible notes, resulting in an orginal issue debt discount amounting to approximately $1.9 million. The convertible notes will remain on the consolidated balance sheets, accreted up for the amount of cumulative amortization of the debt discount over the life of the debt.

Note 7. Warrants to Purchase Convertible Preferred Stock

Warrant activity during the years ended December 31, 2018 and 2017, is as follows:

	Outstanding Warrants
	Series B Preferred Stock Warrant Shares Outstanding	Weighted-Average Exercise Price	Series C Preferred Stock Warrant Shares Outstanding	Weighted-Average Exercise Price	Series D Preferred Stock Warrant Shares Outstanding	Weighted-Average Exercise Price
Balance, December 31, 2016	29,594	$2.96	90,634	$3.31	826,690	$—
Warrants granted	—	—	—	—	65,456	1.15
Warrants canceled	(29,594)	2.96	(90,634)	3.31	—	—

Balance, December 31, 2017	—	—	—	—	892,146	1.15
Warrants granted	—	—	—	—	—	—
Warrants canceled	—	—	—	—	—	—

Balance, December 31, 2018	—	—	—	—	892,146	1.15

SentreHEART, Inc.

Notes to Consolidated Financial Statements

In September 2007, in connection with a loan agreement, the Company issued warrants to purchase 33,822 shares of Series B preferred stock. The Series B preferred stock warrants expired during 2017.

In August 2011 and January 2012, in connection with a convertible note agreement, the Company issued warrants to purchase 181,269 shares of Series C preferred stock with an exercise price of $3.31 per share. The Series C preferred stock warrants expired during 2017.

In connection with the issuance of the May 2016 Notes, the Company issued warrants to purchase 630,321 shares of Series D convertible preferred stock at an exercise price of $1.1458 that are exercisable at any time and from time to time in whole or in part. The expiration date of the warrant is on the fifth anniversary after the issuance date. As of December 31, 2018, these warrants to purchase 630,321 shares of Series D preferred stock remain outstanding.

In connection with the November 2016 Term A and March 2017 Term B loans, the Company issued warrants to purchase 196,369 shares and 65,456 shares, respectively, shares of Series D convertible preferred stock at an exercise price of $1.1458 that are exercisable at any time and from time to time in whole or in part. The expiration date of the warrant is on the fifth anniversary after the issuance date. As of December 31, 2018, these warrants to purchase 261,825 shares of Series D preferred stock remain outstanding.

The fair value of the warrants outstanding is classified as a liability and revalued at each reporting period with the resulting gains and losses recorded in interest and other income or interest and other expenses. See Note 2 for the change in the fair value of the preferred stock warrant liability for the years ended December 31, 2018 and 2017.

The Company revalued its Series D preferred stock warrants at fair value as of December 31, 2018, using the Black-Scholes option pricing model, resulting in a fair value of the Series D preferred stock warrant liability of $263,945.

Note 8. Convertible Preferred Stock

The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue 58,797,402 shares of $0.0001 par value preferred stock. The preferred stock may be issued in one or more series, of which 2,025,000 shares are designated as Series A; 7,680,501 shares are designated as Series B; 17,114,794 shares are designated as Series C; and 31,977,107 shares are designated as Series D.

Convertible preferred stock at December 31 consists of the following:

	2018
Series	Shares Authorized	Shares Issued and Outstanding	Liquidation Amount	Proceeds Net of Issuance Costs
A	2,025,000	2,025,000	$1,003,764	$1,957,963
B	7,680,501	7,650,907	11,213,053	13,862,364
C	17,114,794	16,933,526	27,783,183	41,965,777
D	31,977,107	22,516,787	25,799,735	24,957,090

	58,797,402	49,126,220	$65,799,735	$82,743,194

SentreHEART, Inc.

Notes to Consolidated Financial Statements

	2017
Series	Shares Authorized	Shares Issued and Outstanding	Liquidation Amount	Proceeds Net of Issuance Costs
A	2,025,000	2,025,000	$1,003,764	$1,957,963
B	7,680,501	7,650,908	11,213,053	13,862,364
C	17,114,794	16,933,526	27,783,183	41,965,777
D	31,977,107	22,516,786	25,799,735	24,957,090

	58,797,402	49,126,220	$65,799,735	$82,743,194

The rights and preferences of holders of Series D preferred stock and Series A, B and C junior preferred stock are as follows:

Dividends: Holders of Series D preferred stock are entitled to receive dividends at the per-annum rate of $0.08 per share (as adjusted for stock splits, dividends, combinations, subdivisions, recapitalizations or the like), out of any assets legally available therefrom prior, and in preference, to any dividends for common stock. No dividends on preferred stock have been declared through December 31, 2018.

After payment of any dividends of Series D preferred stock, holders of Series A, B and C junior preferred stock are entitled to receive dividends at the per-annum rate of $0.08, $0.24 and $0.26 per share, respectively (as adjusted for stock splits, dividends, combinations, subdivisions, recapitalizations or the like), out of any assets at the time legally available; therefore, when, as and if declared by the Board of Directors. Such dividends are payable in preference to any dividends for common stock. No dividends on preferred stock have been declared through December 31, 2018.

Conversion rights: At any time after the earlier of (1) the closing of the Mandatory Closing (as defined in the Purchase Agreement) and (2) December 31, 2020, each share of Series A, B, C and D preferred stock shall be convertible, at the option of the holder, at any time after the date of issuance of such share.

Each share of Series A, B, C and D preferred stock shall be convertible into that number of fully paid and nonassessable shares of common stock that is equal to $1.00, $2.96, $3.31 and $1.15, respectively (as adjusted for any stock splits, stock dividends, combinations, subdivision, recapitalizations or the like), divided by the conversion prices.

Each share of Series A, B, C and D preferred stock automatically converts into the number of shares of common stock into which such shares are convertible at the then-effective conversion immediately upon (1) the affirmative vote of more than 65% of the outstanding preferred stock, or (2) the consummation of a firmly underwritten public offering pursuant to the Securities Act of 1933, as amended (the Securities Act), on Form S-1, provided, however, that (i) the per-share price of the public offering implies a pre-money valuation of at least $3.437 and (ii) the aggregate gross proceeds to the Company are not less than $40,000,000.

Liquidation rights: In the event of any liquidation, dissolution or winding up of the Company, the holders of Series D preferred stock shall be entitled to receive, in preference to distribution of any assets of the Company junior preferred stock or common stock, an amount equal to $1.15 per share, plus any declared or accumulated but unpaid dividends.

If, upon the occurrence of such event, the amounts available for distribution among holders of Series D preferred stock are insufficient to pay the aforementioned preferential amounts, the entire assets of the

SentreHEART, Inc.

Notes to Consolidated Financial Statements

Company shall be distributed ratably among the holders of the preferred stock and holders of common stock, treating, in such circumstances, each share of preferred stock as if it had been converted into common stock at the then-applicable conversion rate.

Upon completion of the distribution of Series D preferred stock, the holders of Series A, B and C junior preferred stock shall be entitled to receive, in preference to distribution of any assets of the Company to holders of common stock, an amount equal to $1.00, $2.96 and $3.31 per share, respectively, plus any declared or accumulated but unpaid dividends. If, upon the occurrence of such event, the amounts available for distribution among holders of Series A, B and C junior preferred stock are insufficient to pay the aforementioned preferential amounts, the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of the junior preferred stock in proportion to the preferential amount each holder is otherwise entitled to receive. All distributions of any assets of the Company, following distribution of Series D preferred stock, for Series A, B and C junior preferred stock, together shall not exceed $40,000,000, including amounts pursuant to the Management Carveout Plan.

Voting rights: The holder of each share of Series D preferred stock is entitled to one vote of each share of common stock into which share of such convertible preferred stock can be converted. The holder of each share of Series D preferred stock vote together as one class with common stockholders.

The holder of each share of Series A, B and C junior preferred stock is entitled to one vote of each share of common stock into which share of such convertible junior preferred stock can be converted. The holder of each share of Series A, B and C junior preferred stock vote together as one class with common stockholders.

Note 9. Common Stock

The Company’s Certificate of Incorporation, as amended on September 22, 2016, authorizes the Company to issue 75,000,000 shares of $0.0001 par value common stock. Common stockholders are entitled to dividends, subject to preferred stock dividends, when and if declared by the Board of Directors. There have been no dividends declared to date. The holder of each common share is entitled to one vote.

The Company had reserved common stock for future issuance as follows at December 31:

	2018	2017
Conversion of Series A convertible preferred stock	2,025,000	2,025,000
Conversion of Series B convertible preferred stock	7,650,907	7,650,908
Conversion of Series C convertible preferred stock	16,933,526	16,933,526
Conversion of Series D convertible preferred stock	22,516,787	22,516,786
Conversion of warrants for Series D convertible preferred stock	892,146	892,146
Exercise of options under 2005 stock plan	185,000	353,500
Exercise of options under 2012 stock plan	7,796,878	7,216,013
Issuance of options under 2012 stock plan	—	418,844

	58,000,244	58,006,723

Note 10. Stock Option Plan

In 2005, the Company adopted the 2005 Equity Incentive Plan, which provided for the granting of stock options to employees, directors and consultants of the Company. Effective October 11, 2012, the Company terminated the 2005 Equity Incentive Plan and adopted the 2012 Stock Option and Grant Plan (the Plan). Awards issuable under the Plan include incentive stock options (ISO), nonqualified stock

SentreHEART, Inc.

Notes to Consolidated Financial Statements

options (NSO), restricted stock and unrestricted stock. No restricted stock or unrestricted stock awards are outstanding as of December 31, 2018.

Options to purchase the Company’s common stock may be granted at a price not less than the fair market value in the case of both NSOs and ISOs, except for an employee or nonemployee with options who owns more than 10% of the voting power of all classes of stock of the Company, in which case, the exercise price shall be no less than 110% of the fair market value per share on the grant date. Fair market value is determined by the Board of Directors. Options become exercisable as determined by the Board of Directors except in the case of options granted to officers, directors and consultants, where the options shall become exercisable at a rate of no less than 25% per annum over four years from the vesting date. Options expire as determined by the Board of Directors but not more than 10 years after the date of grant.

Activity under the Plan is as follows:

		Outstanding Options
			Weighted-
			Average
	Available	Shares	Exercise
	for Grant	Outstanding	Price
Balance, December 31, 2016	763,095	7,248,412	$0.34
Additional shares added to Plan	—	—
Options granted	(451,000)	451,000	0.16
Options exercised	—	(23,150)	0.43
Options canceled	106,749	(106,749)	0.37

Balance, December 31, 2017	418,844	7,569,513	0.33
Additional shares added to Plan	114,013	—
Options granted	(661,105)	661,105	0.10
Options exercised	—	(120,492)	0.41
Options canceled	128,248	(128,248)	0.30

Balance, December 31, 2018	—	7,981,878	0.31

The following table summarizes information about stock options outstanding at December 31, 2018:

	Options	Weighted- Average Exercise Price	Remaining Contractual Term (Years)
Options outstanding	7,981,878	$0.31	7.06
Options vested and expected to vest	7,981,878	0.31	7.06
Options vested	5,543,802	0.38	6.50

The Company has the right to repurchase any unvested shares of common stock purchased pursuant to an early exercise. The repurchase rights lapse over the original vesting period of the options. The Company accounts for the cash received in consideration for the early exercised options as a liability,

SentreHEART, Inc.

Notes to Consolidated Financial Statements

which is then reclassified to stockholders’ deficit as the options vest. There were no shares of common stock subject to repurchase under the Plan at December 31, 2018 or 2017.

Stock-based compensation associated with awards to employees: During the years ended December 31, 2018 and 2017, the Company granted stock options to employees to purchase 661,105 and 451,000 shares of common stock with a weighted-average grant date fair value of $0.04 and $0.08 per share, respectively. Stock-based compensation expense related to employee stock options for the years ended December 31, 2018 and 2017, was $130,113 and $226,980, respectively. As of December 31, 2018, there were total unrecognized compensation costs related to unvested stock options of $126,531. These costs are expected to be recognized over a weighted-average period of approximately 0.91 years.

The Company estimated the fair value of stock options using the Black-Scholes option pricing valuation model. The fair value of employee stock options is being amortized on the straight-line basis over the requisite service period of the awards. The fair value of employee stock options was estimated using the following weighted-average assumptions:

	2018	2017
Expected term (in years)	6.08	6.08
Expected volatility	41.40%	51.54%
Expected dividends	0.00%	0.00%
Risk-free interest rate	2.78%	2.26%

The expected term of stock options represents the weighted-average period the stock options are expected to remain outstanding and is based on the option’s vesting term, contractual terms and industry peers, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected stock price volatility assumption was determined by examining the historical volatilities for industry peers, as the Company did not have any trading history for the Company’s common stock. The Company will continue to analyze the historical stock price volatility and expected term assumption as more historical data for the Company’s common stock becomes available. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options.

In addition, ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on management’s expectation through industry knowledge as no historical data was available.

Options granted to nonemployees: During the years ended December 31, 2018 and 2017, the Company granted no stock options to nonemployees. Stock-based compensation expense related to stock options granted to nonemployees is recognized as the stock option is earned. The Company believes that the estimated fair value of the stock options is more readily measurable than the fair value of the services rendered.

Stock-based compensation expense related to nonemployee stock options for the years ended December 31, 2018 and 2017, was $73,503 and $56,901, respectively. As of December 31, 2018, there were total unrecognized compensation costs related to these stock options of $71,877, which is expected to be recognized over a weighted-average period of 1.20 years.

The Company has elected the “with-and-without” method in regards to tax benefits derived from stock option awards. Under this method, the Company does not recognize tax benefits from stock option

SentreHEART, Inc.

Notes to Consolidated Financial Statements

awards until all deferred tax assets generated from the Company’s net operating loss carryforwards are fully utilized.

Note 11. Employee Benefit Plan

During 2005, the Company adopted the SentreHEART, Inc. 401(k) Profit Sharing Plan and Trust (the 401(k) Plan), which qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the 401(k) Plan, participating employees may defer a portion of their pretax earnings. The Plan is available to all employees over the age of 21 years. Participants may contribute to the maximum amount set by the Internal Revenue Service. The Company may, at its sole discretion, contribute for the benefit of eligible employees. There have been no Company contributions to the 401(k) Plan since inception.

Note 12. Income Taxes

The components of the provision for income taxes are as follows:

	2018	2017
Current:
Federal	$—	$—
State	3,530	3,282

	3,530	3,282

Deferred:
Federal	—	—
State	—	—

	—	—

Total provision for income taxes	$3,530	$3,282

The tax effects of temporary differences and carryforwards that give rise to significant portions of the deferred tax assets are as follows at December 31:

	2018	2017
Deferred tax assets:
Net operating loss carryforwards	$29,605,293	$25,400,789
Research and development credits	1,211,841	1,175,582
Property and equipment and intangibles	661,545	754,344
Accruals and reserves	577,869	530,115

Total deferred tax assets	32,056,548	27,860,830

Valuation allowance	(31,991,647)	(27,800,039)

Deferred tax liabilities:
Property and equipment and intangibles	(656)	(3,302)
Prepaid expenses	(64,245)	(57,489)

Total deferred tax liabilities	(64,901)	(60,791)

Net deferred tax assets (liabilities)	$—	$—

SentreHEART, Inc.

Notes to Consolidated Financial Statements

Reconciliation of the statutory federal income tax to the Company’s effective tax is as follows as of December 31:

	2018	2017
Tax at federal statutory rate	21.00%	34.00%
State taxes	(0.01)%	(0.01)%
Nondeductible items	(0.25)%	(0.40)%
Credits	0.07%	0.11%
Valuation allowance	(19.70)%	54.65%
Federal tax reform	0.00%	(87.82)%
Other	(1.13)%	(0.55)%

Provision for taxes	(0.02)%	(0.02)%

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets of the Company will not be fully realizable for the year ended December 31, 2018.

Accordingly, the Company has established a full valuation allowance against its net deferred tax assets due to the uncertainty surrounding the realization of such assets.

As of December 31, 2018 and 2017, the Company had federal net operating loss carryforwards of approximately $117,900,000 and $99,500,000, respectively, available to reduce future taxable income. As of December 31, 2018 and 2017, the Company had state net operating loss carryforwards of approximately $70,900,000 and $60,300,000, respectively. The net operating losses will expire in 2025 and 2028 for federal and state purposes, respectively, if not utilized.

The Company also had federal research and development credit carryforwards of approximately $896,000 and $875,000 at December 2018 and 2017, respectively. The federal credits will expire starting in 2025 if not utilized. The state credits can be carried forward indefinitely.

Utilization of the net operating loss carryforwards may be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss carryforwards before utilization.

The Company has determined that its tax positions are more likely than not to be sustained upon examination by taxing authorities. Should any of the Company’s tax positions not be sustained upon examination, realization of net operating loss and credit carryforwards may be impacted. As of December 31, 2018 and 2017, the Company had unrecognized tax benefits of $632,000, of which only $46,000 affects the effective tax rate and $612,000 of which only $44,000 affects the effective tax rate, respectively. It is the Company’s policy to include penalties and interest expense related to income taxes as a component of interest and other expenses, as necessary. As of December 31, 2018, the Company accrued potential penalties and interest of $12,000 related to unrecognized tax benefits. The Company’s main tax jurisdictions are the U.S. and California. All of the Company’s tax years will remain open for examination by the federal and state authorities for three and four years, respectively, from the date of utilization of any net operation loss or credits.

On December 22, 2017, President Trump signed the Tax Cuts and Jobs Act (the Act) into law. The new legislation decreases the U.S. corporate federal income tax rate from 35% to 21% effective January 1, 2018. There was no impact on recorded deferred tax balances as the remeasurement of net deferred tax assets was offset by a change in valuation allowance. The Act also includes a number of other provisions

SentreHEART, Inc.

Notes to Consolidated Financial Statements

including the elimination of loss carrybacks and limitations on the use of future losses, repeal of the Alternative Minimum Tax regime, and the introduction of a base erosion and anti-abuse tax. These provisions are not expected to have an immediate effect on the Company.

Note 13. Subsequent Events

In March and June 2019, the Company issued additional convertible notes pursuant to the 2018 Note Purchase agreement for an aggregate principal amount of approximately $10 million.

The Company has evaluated subsequent events through June 25, 2019, the issuance date of these consolidated financial statements.